                                                                    EXHIBIT 10.2

                LEASE ASSIGNMENT, ASSUMPTION AGREEMENT AND RELEASE
                         (Dominican Republic Property)


     THIS LEASE ASSIGNMENT, ASSUMPTION AGREEMENT AND RELEASE (this "Assignment") is made as of the 29th day of July, 1994, between GTE Control Devices Incorporated, a Delaware corporation ("Assignor"), and CONTROL DEVICES, INC. an Indiana corporation ("Assignee"), pursuant to the Asset Purchase Agreement dated as of July 6, 1994 by and among Assignor, Assignee, GTE Products of Connecticut Corporation and Dominican Overseas Trading Company (the "Agreement"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

                             W I T N E S S E T H :

     WHEREAS, pursuant to the Agreement, Assignor has agreed to assign, transfer and convey, and Assignee has agreed to acquire and accept, certain assets, properties, rights, privileges, claims and contracts described in the Agreement including, without limitation, the interest of Assignor under the Lease attached hereto as Exhibit 1 (the "Leasehold");

     WHEREAS, prior to the transfer of the assets pursuant to the Agreement (the "Closing"), certain consents and regulatory approvals must be obtained and other requirements must be satisfied;

     WHEREAS, Assignee has agreed under the Agreement to assume and discharge all obligations of Assignor under the Lease which arise from and after the Closing.

     NOW, THEREFORE, with reference to the foregoing recitals which are incorporated herein by this reference and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignor does hereby assign, grant, transfer and convey to Assignee all of its right, title and interest as tenant under the Lease demising the real property described therein (the "Real Property").

     2. Effective as of the date hereof, Assignee accepts the foregoing assignment and assumes and agrees to perform and to pay or discharge any and all obligations of the tenant under the Lease arising from and after the Closing.

     3. Assignor hereby agrees not to further assign, grant, transfer, sell, convey, mortgage, pledge or otherwise encumber all or any portion of its interest in the Lease. Any attempted further assignment, grant, transfer, sale, conveyance, mortgage, pledge or other encumbrance, whether made voluntarily or otherwise, shall be void and of no effect.

     4. Assignor represents to Assignee that Exhibit 1 constitutes a true and complete copy of the Lease including all amendments, modifications and supplements thereto.

     5. Assignee hereby releases Assignor from any further obligation under the terms of the Lease arising on or after the date hereof.

     6. The persons executing this Assignment hereby represent and warrant that they are duly authorized to execute and deliver this Assignment on behalf of Assignor or Assignee, as the case may be.

     7. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first above written.

                              GTE CONTROL DEVICES INCORPORATED


                              By:   /s/ Marianne Drost
                                    ------------------
                                    Name: Marianne Drost
                                    Title: Secretary

                              CONTROL DEVICES, INC.

                              By:   /s/ John M. Ramey
                                    ------------------
                                    Name: John M. Ramey
                                    Title: Vice President

                                   EXHIBIT 1

                                       TO

                   LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

                         (DOMINICAN REPUBLIC PROPERTY)



                         LEASE DATED SEPTEMBER 23, 1993

                                    BETWEEN

                       WESTINGHOUSE ELECTRIC CORPORATION

                                      AND

                        GTE CONTROL DEVICES INCORPORATED

                                  RELATING TO

                          DOMINICAN REPUBLIC PROPERTY



                                  Exhibit 1-1

                                     LEASE


     THIS LEASE. made as of September 23 , 1993, is between WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation, with its principal place of business at Gateway Center, Pittsburgh, PA 15222 (hereinafter called "LESSOR") and GTE CONTROL DEVICES INCORPORATED, having its office at Parque Industrial de Itabo, Haina Santo Domingo, the Dominican Republic (hereinafter called "LESSEE").

                                  WITNESSETH:
                                  -----------

     LESSOR, for and in consideration of payment by LESSEE of the rent hereinafter reserved and the performance by LESSEE of the covenants and agreements hereinafter agreed to be performed by it, and in accordance with all of the provisions hereinafter set forth, does hereby let and demise unto LESSEE and LESSEE does hereby take and hire from LESSOR, the following described real property hereinafter referred to as the "leased premises":

     a 25,567 square foot building located at the Parque Industrial Itabo in Haina, Dominican Republic, more specifically described in Exhibit A, referenced hereto and made a part hereof.

     This lease is made upon the foregoing and the following agreements, covenants and conditions, all and every one of which LESSOR and LESSEE agree to keep and perform:

1.   RENT:

     (a) LESSEE shall pay LESSOR rent (sometimes referred to as "Rent" or "rent") in equal monthly installments of (i) 50% of the first year rental (U.S. $4,793.82) for the three-month period beginning on the Commencement Date; (ii) U.S. $9,587.63 (Nine Thousand, Five Hundred Eighty Seven Dollars and Sixty-Three Cents) during the second period of one year; and (iii) U.S. $11,718.21 (Eleven Thousand, Seven Hundred Eighteen Dollars and Twenty-One Cents) during the third period of two years.

     (b)  LESSEE shall pay rent which shall commence on September 28, 1993, as
                                                        ------------
set forth above on the first day of each month in advance and without demand, to LESSOR at the address in the Dominican Republic specified by LESSOR.

     (c) The obligation to pay hereunder is an independent covenant of the LESSEE and shall be paid when due without any prior demand, and without any abatement, offset, deduction or counterclaim except as explicitly permitted herein.

     (d) All payments of rent shall be made in United States dollars to the extent permitted by law, and if not so permitted, shall be paid in the local currency equivalent of the United States dollar amounts stated herein, using the then-prevailing exchange rate.

2.   SECURITY DEPOSIT:

     LESSEE has deposited with LESSOR the sum of U.S. $9,587.63 as security for the faithful performance and observance by LESSEE of the terms, provisions, and conditions of this lease. It is agreed that in the event LESSEE defaults in respect of any of the terms, provisions, and conditions of this lease, including but not limited to the payment of rent and additional rent, within 30 days of written notice or within any specific cure period set forth herein, LESSOR may use, apply or retain the whole or any part of security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which LESSEE is in default or for any sum which LESSOR may expend or may be required to expend by reason of LESSEE's default in respect of any of the terms, covenants, and conditions of this lease including but not limited to any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other reentry by LESSOR.

     In the event that LESSEE shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this lease, the security deposit shall be returned to LESSEE after the date fixed at the end of the lease and after delivery of entire possession of the leased premises to landlord.

     In the event of a sale of the land and building or leasing of the building of which the leased premises form a part, LESSOR shall have the right to transfer the security to the LESSEE, and LESSOR shall thereupon be released by LESSEE from all liability for the return of such security; and agree to look to the new LESSOR solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new LESSOR.

     LESSEE further covenants that it will not assign or encumber or attempt to assign or encumber the moneys deposited herein as security, except in connection with an assignment permitted under Article 15, and that neither LESSOR nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

3.   TERM:

     This lease shall have a term of three years and three months, commencing as of September 28, 1993, (the "Commencement Date") and ending on December 28, 1996.

4.   OPTION TO RENEW:

     (a) LESSEE shall have the right to renew and extend the term of the lease on a year-to-year basis beginning upon the expiration of the initial term, provided that LESSEE, at least thirteen (13) months prior to the expiration of the initial term, gives LESSOR written notice of its intention to exercise such right. LESSOR shall have the right to accept or refuse said renewal by written notice to LESSEE within thirty (30) days of LESSEE's notice.

     (b) The annual rent for each renewal term shall be computed by multiplying the annual rent as set forth herein by a fraction whose denominator shall be the U.S. Department of Labor Statistics Consumer Price Index, U.S. City Average, All Items, for the month of January of the year prior to exercising the option, and whose numerator shall be said Consumer Price Index, U.S. City Average, All Items, for the month of January of the year of the lease renewal date. In the event the above index is discontinued or substantially changed so as not to be comparable, then LESSOR and LESSEE shall agree upon a new index to substitute for said Consumer Price Index and shall otherwise be subject to all agreements, covenants and conditions set forth in this lease.

5.   USE OF PREMISES:

     (a) LESSEE will use and occupy the leased premises for assembling electromechanical devices and uses ancillary thereto and for no other purposes. LESSEE will comply with any and all laws, ordinances, rules, orders, and regulations of any governmental authority which are applicable to the conduct of LESSEE'S business on the leased premises provided, however, that LESSEE shall not hereby be under any obligation to make any structural change in or alteration of the leased premises.

     (b) LESSOR shall have the right to enter upon the leased premises from time to time in order to inspect and show potential purchasers the same (but without any duty to inspect) and to perform any maintenance, repairs, remedies, and replacements which are necessary or required under the provisions of this lease, but this right shall be exercised in such manner as not to interfere with LESSEE's use and enjoyment of the leased premises, shall be in compliance with LESSEE's reasonable security regulations, and shall be subject to any and all laws, orders, or regulations of any governmental authority with jurisdiction over the leased premises or LESSOR's conduct as it relates to the leased premises.

     (c) LESSEE shall have the non-exclusive right to use the roads and other common areas located on other property owned by LESSOR or which LESSOR has the right from others to use that are necessary to provide free and unfettered access to the leased premises. LESSOR shall be responsible for the maintenance and repair of such roads and common areas. To the extent LESSOR is the beneficiary of any rights or privileges as a result of the leased premises being located within the San Cristobal Industrial Free Zone, LESSEE shall be entitled during the term of this lease to enjoy such rights and privileges as applicable to the leased premises and enforce them in its own name, or if necessary and with written notice to and consent from LESSOR, in the name of LESSOR.

6.   BUILDING SERVICES:

     LESSEE shall transact business directly with the respective utilities and shall pay to such utilities all charges for sewage disposal, janitorial services, electricity, water and gas or other fuel consumed by it upon the leased premise.

7.   INSURANCE:

     LESSEE shall procure and maintain during the term of this lease policies of fire and extended coverage insurance insuring the building and improvements constituting the leased premises in an amount equal to at least one hundred percent (100%) of the full replacement value thereof, excluding foundation and excavation costs. The proceeds of such policies shall be made payable to LESSOR and LESSEE as their interests may appear and shall be used as herein provided. Any loss shall be adjusted by LESSEE. LESSEE shall upon demand, obtain and deliver to LESSOR certificates evidencing the existence of the policies of insurance required to be procured and maintained by LESSEE pursuant to this paragraph. The policies required hereunder and any certificates evidencing such policies shall provide that they shall not be cancelled or changed without first giving LESSOR at least ten (10) days' prior written notice.

     LESSEE shall also procure and maintain all insurance which it deems necessary for its protection against loss of or damage to any of its property situated on the leased premises.

     Nothing contained in this lease shall be construed to require LESSOR to repair, replace, reconstruct, or pay for any property of LESSEE which may be damaged or destroyed by fire, flood, windstorm, earthquake, strikes, riots civil commotions, acts of public enemy, acts of God, or other casualty, and LESSEE hereby waives, on behalf of itself and its insurer, all rights of subrogation and claims against LESSOR for all loss or damage arising out of perils normally insured against by standard fire and extended coverage insurance.

     LESSEE shall, at its sole cost and expense, procure and maintain throughout the term of this lease, a policy of public liability insurance, naming LESSOR as an additional insured, with limits not less than as follows: Five Hundred Thousand Dollars ($500,000.00) with respect to injury to any one person, One Million Dollars ($1,000,000.00) with respect to any one occurrence, and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage arising out of any one occurrence: and said policies shall contain a clause that the insurer will not cancel or change said policy or polices without first giving LESSOR at least ten (10) days' prior written notice.

8.   MAINTENANCE AND REPAIRS:

     LESSEE shall at all times during the term of this lease, and at its sole cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition (ordinary wear and tear excepted) the leased premises, including the air conditioning system. LESSEE shall use all reasonable precaution to prevent waste, damage or injury to the leased premises. If (i) repairs are required due to a structural defect or problem with the building or
(ii) a capital improvement to the leased premises (which does not relate solely to the nature of Lessee's operations) is required by law, then Lessor shall undertake such repairs or improvements, unless the Lessor reasonably determines that the costs are not economically justifiable, in which event the parties shall discuss an alternative allocation of such costs. If LESSOR and LESSEE cannot agree on an allocation, then either party shall have the right to terminate this lease upon 60 days' prior written notice. LESSEE shall also receive the benefit of all seller or manufacturer warranties and service contracts applicable to the leased premises.

9.   DAMAGE TO OR DESTRUCTION OF PREMISES:

     If, during the term of this lease, the leased premises are damaged by fire, flood, windstorm, strikes, riots, civil commotions, acts of public enemy, acts of God, or other casualty so that the same are rendered wholly unfit for occupancy, so that it cannot be reasonably repaired within thirty (30) days, then upon the making of such determination either LESSOR or LESSEE may terminate this lease upon written notice. If said premises shall be damaged by any of the above casualties as not to be rendered wholly unfit for occupancy, LESSOR shall repair the premises promptly and during the period from the date of such damage until the repairs are completed the rent shall be apportioned so that LESSEE shall pay as rent an amount which bears the same ratio to the entire monthly rent as the portion of the leased premises which LESSEE is able to occupy without disturbance during such period bears to the entire leased premises. If neither party terminates the lease or the premises are not wholly unfit for occupancy, the parties shall determine how long it will take to rebuild the building, or, if applicable, the cost of such restoration, within fifteen (l5) days of the casualty. Should neither party terminate the lease, LESSOR shall promptly commence to diligently correct such damage or destruction. Notwithstanding anything to the contrary herein if such restoration is not completed within one hundred twenty (120) days from the time of such damage, then this lease, at the option of the LESSEE, may be terminated as of the date of such damage. In the event either LESSOR or LESSEE elects to terminate the lease pursuant to this Section 9, the LESSEE shall pay the rent apportioned to the time of damage and shall immediately surrender the leased premises to LESSOR who may enter upon and repossess the same and LESSEE shall be relieved from any further liability hereunder; provided that LESSEE shall have a reasonable period of time to arrange for the removal of any of its property from the premises. If neither party elects to terminate the lease, and if any damage by any of the above casualties is repaired in a timely manner, this lease shall not be affected in any manner except that the rent shall be suspended and shall not accrue from the date of such damage until such repairs have been completed. If the damage by any of the above casualties is so slight that LESSEE is not disturbed in its possession and enjoyment of the leased premises, then LESSEE shall repair the same promptly and in that case the rent accrued or accruing shall not abate. All such slight damage shall in any event be repaired in a reasonable time and in a manner which will not materially interfere with LESSEE's possession and enjoyment of the leased premises.

10.  ACTIONS OF PUBLIC AUTHORITIES:

     In the event that any exercise of the power of eminent domain by any governmental authority, or by any other party vested by law with such power shall at any time substantially interfere with LESSEE's use and enjoyment of the leased premises for the purposes set forth in Section 3, LESSOR and LESSEE shall each have the right thereupon to terminate this lease. In the event of any such action both LESSOR and LESSEE shall have the right to claim, recover, and retain from the governmental authority or other party taking such action the damages suffered by them respectively as a result of such action; provided, however, LESSEE hereby expressly waives the right to recover any award not separately made to LESSEE or which would in any maimer reduce or diminish the award LESSOR would then be entitled to receive in such proceedings.

11.  IMPROVEMENTS BY LESSEE:

     LESSEE may make such alterations, additions, or improvements in or to the leased premises as it shall consider necessary or desirable for the conduct of its business. All such work shall be done in a good and workmanlike manner, and the structural integrity of any Building shall not be impaired, and no liens shall attach to the leased premises by reason thereof. Further, if the value of said work shall exceed Five Thousand Dollars ($5,000.00) or LESSEE would not plan to remove the work upon termination of the lease, then LESSEE must first obtain LESSOR's prior written approval for the work, which approval shall not be unreasonably withheld or delayed. LESSEE shall not have the right to obtain financing for any improvements to the leased premises contemplated by this paragraph which would create or result in a lien on the leased premises and shall not have the right to place a mortgage, deed of trust, deed to secure debt or other security document on LESSEE's estate in the leased premises in order to secure such financing. Should LESSEE desire to perform some alteration or improvement upon the leased premises, it shall, prior to commencing the work, transmit a reasonably detailed description of the work to LESSOR, including drawings or plans. Within ten (10) days of the receipt of the same, LESSOR shall notify LESSEE as to its approval of the drawings or plans, which approval shall not be unreasonably withheld. If LESSOR has not notified LESSEE of its disapproval of the drawings or plans by the end of such ten (10) day period, LESSOR shall be deemed to have approved such drawings and plans. Upon the termination of this lease, such alterations, additions or improvements shall be removed by the LESSEE, provided that any part of the leased premises affected by such removal shall be restored by LESSEE to its original condition, reasonable wear and tear excepted, unless LESSOR has consented in writing to accept such addition or improvement, in which case it will become the property of LESSOR.

12.  FIXTURES AND SIGNS:

     (a) LESSEE shall have the right to install in or place on the leased premises trade or moveable fixtures, machines, tools, or other equipment as it may choose. Such fixtures, machines, tools, or other equipment, shall at all times remain the personal property of LESSEE regardless of the maimer or degree of attachment thereof to the leased premises and may be removed at any time by LESSEE whether at the termination of this lease or otherwise, provided, however, that LESSEE shall restore the leased premises, as nearly as may be to its original condition, except for reasonable wear and tear, in the event that any damage is done thereto in the removal of any such property.

     (b) Subject to LESSOR's reasonable approval, LESSEE shall have the right to install or erect on the leased premises or to affix to any building which is a part of the leased premises, such signs as it may deem necessary or appropriate to advertise its name and business, provided, however, that such sign or signs comply with all applicable laws and ordinances.

13.  LIABILITY; INDEMNITY:

     (a) LESSEE shall be liable for any injury to or death of persons and for any loss of or damage to property caused by the negligent acts or omissions of its agents, employees, or invitees, or caused by LESSEE's failure to perform the maintenance, repairs, and replacements required to be performed by it under the provisions of Section 8 (Maintenance and Repairs) or any other of its obligations of this lease. LESSEE shall indemnify and save LESSOR harmless against any and all liabilities, claims, demands, actions, costs, and expenses which may be sustained by LESSOR by reason of any of the causes for which LESSEE is liable pursuant to this subsection (a).

     (b) LESSOR shall be liable for any injury to or death of persons and for any loss of or damage to property caused by the negligent acts or omissions of its agents, employees, or invitees, or caused by LESSOR's failure to perform the maintenance, repairs, and replacements required to be performed by it under the provisions of Section 8 (Maintenance and Repairs) or any other of its obligations of this lease. LESSOR shall indemnify and save LESSEE harmless against any and all liabilities, claims, demands, actions, costs, and expenses which may be sustained by LESSEE by reason of any of the causes for which LESSOR is liable pursuant to this subsection (b).

     (c) The provisions of this Section 13 shall survive the expiration or earlier termination of this lease.

14.  DEFAULT:

     (a) If the LESSEE shall fail to pay any rent to LESSOR when the same is due and payable under the terms of this lease and such default shall continue for a period of twenty (20) days after written notice thereof has been given to LESSEE by LESSOR, or if the LESSEE shall fail to perform any other duty or obligation imposed upon it by this lease and such default shall continue for a period of thirty (30) days after written notice thereof has been given to LESSEE by LESSOR, provided, however, if the default is of such a nature that it cannot be cured within such thirty (30) day period, the Lease shall not be terminated provided LESSEE commences to cure the default within such thirty (30) day period and diligently pursues such a cure, or if LESSEE shall commence any bankruptcy proceeding, whether voluntary or involuntary or make a general assignment or arrangement for the benefit of its creditors, or if a receiver of any property of LESSEE in or upon the leased premises be appointed in any action, suit, or proceeding by or against LESSEE and such suit, proceeding or appointment shall not be dismissed, vacated or annulled within sixty (60) days, or if the interest of LESSEE in the leased premises shall be sold under execution or other legal process, then and in any such event LESSOR shall have the right but not the obligation, to enter upon the leased premises and again have, repossess, and enjoy the same as if this lease had not been made, and thereupon this lease shall terminate without prejudice, however, to the right of LESSOR to recover from LESSEE all rent due and unpaid up to the time of such re-entry. In the event of any such default and re-entry, LESSOR shall have the right to relet the leased premises for the remainder of the then existing term whether such term be the initial term of this lease or any renewed or extended term, for the highest rent then obtainable, and to recover from LESSEE the difference between the rent reserved by this lease and the amount obtained through such reletting less the costs and expenses reasonably incurred by LESSOR in such reletting. In the event that the amount obtained through such reletting, less the reasonable costs and expenses thereof, shall exceed the rent herein reserved, LESSOR shall pay such excess to LESSEE. LESSOR hereby expressly reserves all other rights and remedies available to it, whether at law or equity.

     (b) If any rent shall not be paid within ten (10) days after due, in addition to, and without waiving or releasing any other rights and remedies of LESSOR, a late charge of one percent (l%) per month (computed on a 30-day month) on the amount of such rent (computed from the due date thereof through the date payment of such rent is made) shall become immediately due and payable to LESSOR, as liquidated damages for LESSEE's failure to make prompt payment, and the same shall be considered as rent.

     (c) If LESSEE shall fail to perform any duty or obligation imposed upon it by this lease such default shall continue for a period of thirty (30) days after written notice thereof from LESSOR has been received by LESSEE, then and in such event LESSOR may, at its option, perform LESSEE's obligations and charge LESSEE, as additional rent, the reasonable cost of performing such obligations, including interest at the rate of one percent (l%) per month from the date LESSOR performed such obligations to the date such obligations are repaid by LESSEE.

     (d) Subject to the provisions of Article 24, in the event LESSOR fails to perform any of its obligations hereunder within thirty (30) days of notice from LESSEE, LESSEE shall be entitled to pursue all remedies available to LESSEE at law or in equity including, without limitation, the right to terminate this lease or sue for specific performance.

15.  ASSIGNMENT; SUBLETTING:

     (a) LESSEE shall not have the right to assign this lease or to sublet the leased premises or any portion thereof without the consent of LESSOR, which consent shall not be unreasonably withheld, except that LESSEE may assign its rights and obligations once during the term of this lease to a company which acquires all or substantially all the assets of LESSEE.

     (b) No assignment or subletting shall relieve LESSEE from its duty to perform fully all of the agreements, covenants, and conditions set forth in this
lease.   (c)  LESSOR shall have the right to assign this lease to any subsidiary of Westinghouse Electric Corporation, including but not limited to Westinghouse Electric Dominican S.A. or to any other person or entity which purchases the property on which the leased premises are located.

16.  WARRANTY OF LESSOR:

     LESSOR represents and warrants to LESSEE that LESSOR has the power and authority to execute and deliver this lease and to incur all obligations provided herein, that the performance and compliance with all the terms, provisions and conditions of this lease do not and will not conflict with or result in any violation of any of the terms, conditions or provisions of any agreement, obligations, judgment, decree or order applicable to LESSOR and that LESSOR shall not unreasonably interfere with LESSEE's peaceful use and enjoyment of the leased premises during the term hereof.

17.  SURRENDER:

     When this lease shall terminate in accordance with the terms hereof, LESSEE shall quietly and peaceably deliver up possession to LESSOR other than as may be specifically required by any provision of this lease. LESSEE shall deliver up possession of the leased premises broom clean in as good order, repair, and condition as the same are in at the beginning of the term of this lease except for reasonable wear and tear or that loss or damage caused by a casualty event or by the negligence or willful misconduct of LESSOR, its agents, employees or invitees.

18.  NOTICE:

     (a) Any notice or demand required by the provisions of this lease to be given to LESSOR shall be deemed to have been given adequately if delivered by hand or within three (3) calendar days after mailing if sent by certified or registered mail, return receipt requested to LESSOR at the following address:

               Westinghouse Electric Dominicana S. A.
               Parque Industrial de Itabo, Haina
               Santo Domingo, Republica Dominicana

     (b) Any notice or demand required by the provisions of this lease to be given LESSEE shall be deemed to have been given adequately if delivered by hand or three (3) calendar days after mailing sent by certified mail to LESSEE at:

               GTE Control Devices Incorporated
               Parque Industrial de Itabo, Haina
               Santo Domingo, Republica Dominicana

     (c) either party shall have the right to change its address as above designated by giving to the other party fifteen (15) days' notice of its intention to make such change and of the substituted address at which any notice or demand may be directed to it.

     (d) All notices required or permitted hereunder shall be deemed effective upon receipt by the party to whom such notice is addressed.

19.  SUBORDINATION:

     LESSEE agrees that this lease shall be subordinate to any mortgage or trust deed that is or may hereafter be placed upon the leased premises, and to any and all advances to be made thereunder, and to the interest, thereon, and all renewals, replacement and extensions thereof, provided that the rights of LESSEE as set forth herein shall not be affected in the event of foreclosure so long as LESSEE is not in default under the terms hereof. LESSOR shall, upon request of LESSEE, use reasonable efforts to procure and deliver a certificate of nondisturbance from the mortgages as it relates to the tenancy hereunder.

20.  CHANGES, MODIFICATIONS OR AMENDMENTS:

     This lease may not be changed, modified, discharged or terminated orally or in any other manner than by an agreement mutually signed by the parties hereto or their respective successors and assigns.

21.  COVENANTS TO BIND RESPECTIVE PARTIES:

     This lease, and all of the agreements, covenants, and conditions contained herein shall be binding upon LESSOR and LESSEE and upon their respective successors and assigns.

22.  MISCELLANEOUS:

     This lease shall be governed by the laws of the Dominican Republic. This lease may be executed in more than one counterpart, each of which shall be deemed an original. If any provision hereof shall be declared invalid as offending any applicable law, the remaining provisions of this lease shall continue in full force and effect.

23.  HAZARDOUS WASTE:

     LESSEE, at LESSEE's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of the Dominican Republic and its political subdivisions applicable to LESSEE'S use of the leased premises and pertaining to environmental matters ("Environmental Laws").

     LESSEE shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the leased premises by LESSEE, its agents, employees, contractors or invitees, except in compliance with applicable Environmental Laws. If LESSEE breaches this obligation, LESSEE shall indemnify, defend and hold LESSOR harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the leased premises, damages for the loss or restriction on use of rentable or usable space or of any

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

amenity of the leased premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the lease term as a result of such activities of LESSEE not in compliance with Environmental Laws. This indemnification of LESSOR by LESSEE includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required to restore the leased premises to a marketable condition or required by any Environmental Law, governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the leased premises as a result of LESSEE's non-compliance with Environmental Laws.

     Without limiting the foregoing, if the presence of any Hazardous Material on the leased premises caused by LESSEE results in any contamination of the leased premises, LESSEE shall promptly take all actions at its sole expense as are necessary to return the leased premises to the conditions existing prior to the introduction of any such Hazardous Material to the leased premises and shall fully indemnify the LESSOR as provided above; provided the LESSOR's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. The foregoing indemnities shall survive the expiration or earlier termination of this lease.

     As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes listed in the U.S. Comprehensive Environmental Response Compensation and Liability Act, as amended, and the U.S. Resource Conservation and Recovery Act, as amended or any analogous law of the Dominican Republic or its political subdivisions, as well as asbestos and oil or petroleum substances.

     LESSOR and its agents shall have the right, but not the duty, to inspect the leased premises at any time to determine whether LESSEE is complying with the terms of this Section 23. If LESSEE is not in compliance, LESSOR shall have the right (if necessary to protect LESSOR's interests) to immediately enter upon the leased premises to remedy, at LESSEE's expense, any contamination caused by LESSEE's failure to comply with any provisions of this Section 23 and to seek indemnification in accordance with this Section. LESSOR shall use its best reasonable efforts to minimize interference with LESSEE's business.

24.  ARBITRATION:

     In the event of any disagreement or dispute with respect to the interpretation, performance or any other aspect of this lease, the parties shall try to resolve the matter amicably. Any such matter shall be finally resolved by a single arbitrator appointed by the American Arbitration Association based on a list of recommended candidates provided by the parties, and the arbitration shall take place in Santo Domingo, Dominican Republic. The arbitrator shall conduct the proceedings in accordance with the Rules of the American Arbitration Association, and shall enter a decision within one hundred twenty (120) days of his appointment. The arbitrator's decision may be entered by either of the parties for a judgment in a court of competent jurisdiction.

25.  ENTIRE AGREEMENT:

     This instrument constitutes the entire agreement between the parties, and there are no verbal or collateral understandings, agreements, representations or warranties other than as expressly set forth herein.

     IN WITNESS HEREOF, LESSOR and LESSEE have caused these presents to be executed by their duly authorized officers and have caused their respective corporate seals to be hereto affixed, all as of the day and year first above written.

ATTEST:                               WESTINGHOUSE ELECTRIC CORPORATION

/s/                                   By:/s/ Robert E. Burns
- --------------------                  -----------------------------------------

ATTEST:                               GTE CONTROL DEVICES INCORPORATED

/s/                                   /s/ Bruce D. Atkinson
- --------------------                  -----------------------------------------





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